Exhibit 99.1

CONFIDENTIAL

Telenav Launches Scout Advertising;

Acquires ThinkNear, a Hyper-Local Mobile Advertising Company

•	Scout Advertising gives brick and mortar advertisers a unique ability to reach consumers within 100 meters of any location

•	ROI is easily measured by whether or not customers then drive to the store

Sunnyvale, Calif. — October 16, 2012 — TeleNav®, Inc. (NASDAQ: TNAV), the leader in personalized navigation, announced today that it has acquired Local Merchant Services Inc., d.b.a. ThinkNear, a privately held hyper-local mobile advertising company located in Los Angeles, California, for consideration of $22.5 million, consisting of approximately $18.5 million in cash, plus restricted stock and assumed options. The acquisition, which closed on October 10, 2012, added ThinkNear’s team of twelve employees, including its two co-founders, to Telenav’s mobile local advertising group.

Telenav will combine ThinkNear’s targeting technology with the existing Telenav Drive-To Advertising™ solution to create a new mobile local advertising platform called Scout Advertising™.

ThinkNear – Hyper-Local Targeting

ThinkNear helps advertisers reach consumers within 100 meters of any location, which is more precise than the zip code and designated market area (DMA) targeting typically offered by most ad networks. The ThinkNear network reaches tens of millions of customers across more than seven billion impressions per month. The precision and scale of ThinkNear allows advertisers to take advantage of the most distinctive aspects of mobile phones, which more than 85 percent of American adults now own.1

ThinkNear’s targeting technology also enables Situational Targeting™, which takes into account where consumers are, what they are doing, and what is happening around them. For example, a sports memorabilia store can target an NFL fan with an advertisement for a nearby sale on branded jackets, blankets and umbrellas while the fan is tailgating on a cold and rainy day. Hyper-local Situational Targeting provides consumers with ads that are more relevant to their real-time needs and interests as they go about their day.

[1]	http://pewinternet.org/Commentary/2012/February/Pew-Internet-Mobile.aspx

The ThinkNear network and Situational Targeting have helped advertisers, including dozens of recognized brands, secure click-through rates four times higher than the industry average and equally high conversion rates.

“Real-time location is a nuanced and difficult problem and we have spent almost two years working on the technology to do it right,” said Eli Portnoy, CEO and co-founder of ThinkNear who will be joining the Scout Advertising team. “We have built technology to target mobile consumers based on true location and real-time context across billions of monthly impressions.”

Mobile Internet Usage Increases but Mobile Advertising ROI Remains Elusive

According to Internet research firm comScore, mobile Internet usage is expected to overtake desktop Internet usage by 2014.2 However, despite the ongoing growth in consumer mobile Internet use, sixty-two percent of marketers surveyed by the Association of National Advertisers say the inability to prove ROI of advertising on new media platforms is a top concern.3 Recent reports from research firm eMarketer showed that mobile advertising accounted for less than one percent of total ad spending, or $1.45 billion, in the U.S. in 2011.4

“Most mobile ad networks struggle with targeting because they are trying to apply online technologies in the mobile space,” said Dariusz Paczuski, vice president of products, marketing, and monetization at Telenav. “This is frustrating for brick and mortar advertisers because, although the growth in mobile Internet use is astounding, the ROI for mobile has been difficult to measure. We now solve that problem by driving more customers at scale with hyper-local targeting and measurable results.”

Scout Advertising – A New, Combined Platform

Telenav’s existing search and navigation-based Drive-To Advertising platform reaches 34 million customers and provides advertisers with the industry’s only measurement platform that captures the “drive-to” rate; the number of users who viewed an ad and then

[2]	http://www.businessinsider.com/mobile-will-eclipse-desktop-by-2014-2012-6
[3]	http://www.ana.net/content/show/id/23915
[4]	http://www.emarketer.com/newsroom/index.php/forecast-mobile-ad-spending-soars-expectations/

clicked on it to drive to the advertiser’s business location. With drive-to rates, advertisers know exactly how many users are taking action to drive to a location, giving companies the ability to measure true ROI.

“We work with national advertisers who have come to realize that mobile isn’t just about impressions, it’s about driving and measuring the number of new customers,” Paczuski continued.

Scout Advertising will combine ThinkNear’s Situational Targeting technology with Telenav’s Drive-To Advertising measurement to give advertisers access to a comprehensive solution delivering billions of hyper-local impressions per month.

“We are extremely excited to combine ThinkNear’s technology and expertise with our own to provide an even more comprehensive solution for advertisers to reach and drive more customers,” stated Paczuski. “This is a platform built from the ground up to leverage the mobile experience. We will help advertisers reach the right people while deploying the right mobile measurement tools. We expect this to change the game for advertisers. We are 100 percent focused on providing them with a clear and remarkable ROI on their mobile advertising spend. The proof will be the increase in customers driving to their front door.”

For more information regarding Scout Advertising, visit http://advertising.scout.me. Advertisers or agencies interested in learning how Scout Advertising can fit into their mobile advertising strategy can call 1.877.628.2371 or e-mail ads@telenav.com.

Forward - Looking Statements

This press release contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning Telenav’s anticipated integration of ThinkNear, capabilities of a combined service offering, benefits to advertisers of that combined service offering and anticipated business activities. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, fluctuations in Telenav’s quarterly and annual operating results; Consumer acceptance of Scout by Telenav, Scout for Cars and other Scout applications; the introduction of new products by competitors or the entry of new competitors into the markets for Telenav’s services and products; competition from other market participants who may provide comparable services to subscribers; Telenav’s inexperience in the mobile advertising market; Telenav’s success in integrating ThinkNear, its employees and services; Telenav’s ability to estimate and sustain or increase its revenue and profitability; Telenav’s ability to attract, migrate and retain new advertisers; Telenav’s ability to issue new releases of its products and services and expand its product portfolio; changes to current accounting standards which may have a significant, adverse impact upon Telenav’s financial results; the impact of current or future intellectual property litigation and claims for indemnification and litigation related to U.S securities laws and economic and political conditions in the US and abroad. We discuss these risks in greater detail in “Risk factors” and elsewhere in our Quarterly Report on Form 10-K for the fiscal year ended June 30, 2012 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About Telenav, Inc.

Telenav’s mission is to help make people’s lives easier, less stressful, more fun, and more productive while they are on the go. Our personalized navigation services help people make faster and smarter daily decisions about where to go, when to leave, how to get there, and what to do when they arrive.

We aim to be everywhere people need us. Our partners are wireless carriers, automobile manufacturers and original equipment manufacturers (OEMs), app developers, advertisers and agencies, as well as enterprises large and small. Our partners include AT&T, Bell Mobility, Boost Mobile, China Mobile, Ford, NII Holdings, QNX Software Systems, Rogers, Sony, Sprint Nextel, Telcel, T-Mobile UK, T-Mobile US, U.S. Cellular, Verizon Wireless and Vivo Brazil. You can also find us in mobile app stores and on the web at www.telenav.com and www.scout.me.

Follow Telenav on Twitter at www.twitter.com/telenav or on Facebook at www.facebook.com/telenav.

Copyright 2012 Telenav, Inc. All Rights Reserved.

“Telenav,” “Scout,” “Scout Advertising,” “Situational Targeting,” “Telenav Drive-To Advertising,” the Telenav and Scout logos, “telenav.com” and “scout.me” are registered and unregistered trademarks and/or service marks of Telenav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

TNAV-C

Media Contact:

Mary Beth Lowell

Telenav, Inc.

425.531.0122

marybethl@telenav.com

Investor Relations:

Cynthia Hiponia

The Blueshirt Group for Telenav, Inc.

415.217.4966

IR@telenav.com